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                             TERMINATION AGREEMENT

NORTHGLENN PARTNERS, L.P. ("Seller") and EAGLE HARDWARE & GARDEN, INC. ("Buyer"), are parties to that certain Agreement for Purchase and Sale of Real Property in Northglenn, Colorado, dated September 3, 1996 and September 5, 1996, as amended on November 13, 1996, December 17, 1996 and March 31,
1997 (the "Agreement"). A condition of the Agreement is the timely acquisition of the Northglenn Mall Developer Tract by the NURA has failed to complete such acquisition and, accordingly, Buyer and Seller hereby agree that the Agreement is terminated as of the date hereof, that neither party shall have any further or continuing obligations, duties or liabilities to the other, and that Chicago Title of Colorado, Inc. (the "Escrow Agent") shall return Buyer's $100,000 earnest money deposit to it immediately, together with all accrued interest thereon.

Seller also hereby acknowledges that Buyer still has an interest in acquiring the subject property and is free to do so with any person and upon any such terms that Buyer is able to negotiate without incurring any liability to Seller and that Seller shall not make any claim against Buyer for pursuing acquisition of the property from someone other than Seller.

Dated this 18th day of July, 1997.

EAGLE HARDWARE & GARDEN, INC.

By: /s/ George Smith
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        George Smith
Its:    Vice President


NORTHGLENN PARTNERS, L.P.

By:  HRBF NORTHGLENN NO. 3, L.P.,
Its: General Partner

     By:  /s/ Illegible
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     Its: V.P.
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